STATEMENT OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

                                       of


                               COMCAST CORPORATION

      Pursuant to Section 1522 of the Pennsylvania Business Corporation Law


     We, the undersigned, Stanley Wang, Senior Vice President, and Arthur R. Block, Assistant Secretary, of Comcast Corporation, a Pennsylvania corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 1522 of the Pennsylvania Business Corporation Law of 1988, as amended, do hereby make this Statement of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Articles of Incorporation, the Board of Directors duly adopted the following resolution on June 8, 1997:

     RESOLVED, that, pursuant to Article 5 of the Restated Articles of Incorporation of the Corporation (the "Restated Articles of Incorporation") (which authorizes 20 million shares of preferred stock, without par value ("Preferred Stock"), of which 6,370 shares of 5% Series A Convertible Preferred Stock are currently issued and outstanding), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     (1) Number and Designation. 1,419,099 shares of the Preferred Stock of the Corporation shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock") (including 919,099 shares of the Series B Preferred Stock reserved for the payment of dividends pursuant to paragraph (4)(b)) and no other shares of Preferred Stock shall be designated as Series B Preferred Stock.

     (2) Definitions. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

          "Board of Directors" shall mean the board of directors of the Corporation or the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Class A Common Stock" shall mean the Corporation's Class A Common Stock, $1.00 par value.

          "Class B Common Stock" shall mean the Corporation's Class B Common Stock, $1.00 par value.

          "Common Stock" shall mean the Special Common Stock, the Class A Common Stock and the Class B Common Stock and any other class of common stock authorized by the Corporation.

          "Constituent Person" shall have the meaning set forth in paragraph
     (8)(e) hereof.

          "Conversion Rate" shall have the meaning set forth in paragraph (8)(a) hereof.

          "Current Market Price" of publicly traded shares of Special Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean (i) if the security is then listed or admitted to trading on a national securities exchange in the United States, the last reported sale price, regular way, for the security as reported in the consolidated transaction or other reporting system for securities listed or traded on such exchange, or (ii) if the security is quoted on the Nasdaq National Market, the last reported sale price, regular way, for the security as reported on such list, or (iii) if the security is not so admitted for trading on any national securities exchange or the Nasdaq National Market, the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five

     Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it considers appropriate.

          "Determination Date" shall have the meaning set forth in paragraph
     (8)(d) hereof.

          "Dividend Payment Date" shall mean September 30, December 30, March 30 and June 30 of each year, commencing on September 30, 1997; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on September 30, December 30, March 30 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include September 30, 1997).

          "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Special Common Stock for the 10 Trading Days immediately prior to the date for which such value is to be computed.

          "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued.

          "Junior Securities" shall have the meaning set forth in paragraph (3) hereof.

          "Junior Securities Distribution"shall have the meaning set forth in paragraph (4)(e) hereof.

          "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

          "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

          "Nasdaq" means the National Association of Securities Dealers, Inc. Automated Quotations System.

          "non-electing share" shall have the meaning set forth in paragraph
     (8)(e) hereof.

          "NYSE" means the New York Stock Exchange.

          "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

          "Parity Securities" shall have the meaning set forth in paragraph (3) hereof.

          "Person" shall mean any individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, any unincorporated organization, or a government or political subdivision thereof.

          "Preferred Stock" shall have the meaning set forth in the first resolution above.

          "Preferred Shares" has the meaning set forth in paragraph (9)(a).

          "Relevant Compounding Factor" shall mean, with respect to each share of Series B Preferred Stock, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.013125.

          "Securities" shall have the meaning set forth in paragraph (8)(d) hereof.

          "Senior Securities" shall have the meaning set forth in paragraph (3) hereof.

          "Series B Preferred Stock" shall have the meaning set forth in paragraph (1) hereof.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of

     Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Special Common Stock" shall mean the Corporation's Class A Special Common Stock, $1.00 par value.

          "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in paragraph (8)(e) hereof.

     (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

          (A) prior to the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series B Preferred Stock ("Senior Securities");

          (B) on a parity with the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of the Series B Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

          (C) junior to the Series B Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series B Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

     The 5% Series A Convertible Preferred Stock is a Parity Security.

     The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The Series B Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

     (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, payable in additional shares of Series B Preferred Stock (the "Additional Shares") dividends at the quarterly rate of $13.125 per share (assuming a $1,000.00 face amount). Such dividends shall be payable in arrears quarterly on each Dividend Payment Date. Dividends on the Series B Preferred Stock shall be cumulative from the Issue Date (except that dividends on Additional Shares shall accrue from the date such Additional Shares are issued or would have been issued in accordance with this Statement of Designations if such dividends had been declared), whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the tenth Business Day preceding the relevant Dividend Payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) For the purpose of determining the number of Additional Shares to be issued pursuant to paragraph (4)(a), each such Additional Share shall be valued at $1,000.00. Holders of such Additional Shares shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

     (c) The dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the Series B Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock except as otherwise provided herein. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears except as otherwise provided herein.

     (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities) by the Corporation (except for conversion into or exchange into other Parity Securities) unless, in each case,
(i) full cumulative dividends on all outstanding shares of the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment, (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of Series B Preferred Stock by the Corporation pursuant to paragraph (6) below. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Securities.

     (e) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Securities.

     (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series B Preferred Stock shall be entitled to receive $1,000.00 per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     (6) Redemption. (a) On and after the seventh anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series B Preferred Stock, in whole or from time to time in part, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, in shares of Special Common Stock or a combination thereof, together with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Special Common Stock to be issued pursuant to this paragraph
(6)(a), the price per share of Special Common Stock shall be the Fair Market Value.

     (b) On each of June 30, 2004 and June 30, 2012, each holder of shares of Series B Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of Series B Preferred Stock at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Special Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Special Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Special Common Stock shall equal the Fair Market Value. Any holder of shares of Series B Preferred Stock who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to June 30, 2004 or June 30, 2012, as the case may be, which notice shall set forth the name of the Holder, the number of shares of Series B Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of Series B Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation.

     (c) If the Corporation shall not have redeemed all outstanding shares of Series B Preferred Stock pursuant to paragraphs (6)(a) and 6(b), on the twentieth anniversary of the Issue Date (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of Series B Preferred Stock, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Special Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Special Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Special Common Stock shall be deemed to equal the Fair Market Value.

     (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series B Preferred Stock pursuant to paragraph (6)(c) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series B Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series B Preferred Stock) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

     (e) Upon any redemption of Series B Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

     (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of Series B Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date, none of the shares of Series B Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Series B Preferred Stock are redeemed pro rata.

     (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of Series B Preferred Stock pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether in Special Common Stock or cash; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

     (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the Series B Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement of their certificates if so required, and to receive any dividends payable thereon).

     (c) Upon surrender in accordance with notice given pursuant to this paragraph (7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of Series B Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Special Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (8)(b) hereof. The number of shares of Special Common Stock deliverable upon conversion of each share of Series B Preferred Stock shall be equal to $1,000.00 divided by the product of (i) 23.5364 and (ii) the Relevant Compounding Factor (as adjusted as provided herein, the "Conversion Rate"); provided that the aggregate number of shares of Special Common Stock deliverable upon conversion of the Series B Preferred Stock shall not be greater than 21,243,691, subject to adjustment. The Conversion Rate is subject to adjustment from time to time pursuant to paragraph
(8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph (7) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption. Upon conversion of any share of Series B Preferred Stock the holder thereof shall continue to be entitled to receive from the Corporation any accrued but unpaid dividends thereon.

          (b)(i) In order to exercise the conversion privilege, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the Series B Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which the certificate or certificates for Special Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of Series B Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

          (ii) Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

          (iii) As promptly as practicable after the surrender by a holder of the certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Special Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Special Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of Series B Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Upon the surrender of certificates representing shares of Series B Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Special Common Stock and other amounts payable pursuant to this paragraph
     (8).

     (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Special Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Special Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Special Common Stock equal to the product of the number of shares of Series B Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     (c) No fractional shares or scrip representing fractions of shares of Special Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Special Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Special Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Special Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock surrendered for conversion by such holder.

     (d) The Conversion Rate shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Special Common Stock in shares of its Special Common Stock, (B) subdivide its outstanding Special Common Stock into a greater number of shares or (C) combine its outstanding Special Common Stock into a smaller number of shares, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision or combination, as the case may be, shall be proportionately adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Special Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

          (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Special Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Special Common Stock (or securities convertible into Special Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Special Common Stock, having an effective exercise price per share of Special Common Stock, computed on the basis of the maximum number of shares of Special Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Special Common Stock upon conversion of such securities) less than the Fair Market Value per share of Special Common Stock on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Special Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Special Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Special Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Special Common Stock, the aggregate number of additional shares of Special Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Special Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Special Common Stock would purchase at such Fair Market Value on such date (or, in the case of a right or warrant to purchase securities convertible into Special Common Stock, the number of shares of Special Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Special Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Special Common Stock, by such Fair Market Value). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Special Common Stock to subscribe for or purchase shares of Special Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same shall have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Special Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Special Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Special Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Special Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Special Common Stock or securities convertible into shares of Special Common Stock, which rights and warrants are referred to in and treated under subparagraph
     (ii) above) (any of the foregoing being hereinafter in this subparagraph
     (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Special Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Special Common Stock on such record date, and the denominator of which shall be the Fair Market Value per share of the Special Common Stock on such record date less the then-fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Special Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Special Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Special Common Stock delivered to a Person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Special Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in an amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 12.5% of the Fair Market Value immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Special Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12 month period applicable to one share of Special Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Special Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of Series B Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12- month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

     In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

          (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 10%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of Special Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sale price of the Special Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Special Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United Sates income tax purposes to the holders of shares of Series B Preferred Stock or Special Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Special Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Special Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

          (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Special Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of Series B

     Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Special Common Stock, the number of such other shares so receivable upon conversion of any shares of Series B Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (e) If the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Special Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Special Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Special Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Special Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Special Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e) shall similarly apply to successive Transactions.

     (f) If:

          (i) the Corporation shall declare a dividend (or any other distribution) on the Special Common Stock (other than distributions in cash referred to in paragraph (8)(d)(iii) and other than any rights issued pursuant to a shareholder rights plan); or

          (ii) the Corporation shall authorize the granting to the holders of the Special Common Stock of rights or warrants (other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any shares of any class or any other rights or warrants (other than any rights issued pursuant to a shareholder rights plan); or

          (iii) there shall be any subdivision, combination or reclassification of the Special Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

     then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Special Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Special Common Stock of record shall be entitled to exchange their shares of Special Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

     (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of Series B Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

     (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Special Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Special Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

     (i) For purposes of this paragraph (8), the number of shares of Special Common Stock at any time outstanding shall not include any shares of Special Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Special Common Stock held in the treasury of the Corporation.

     (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (k) If the Corporation shall take any action affecting the Special Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of Series B Preferred Stock may have at law or in equity.

          (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Special Common Stock or its issued shares of Special Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Special Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Special Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          (ii) The Corporation covenants that any shares of Special Common Stock issued upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which initially shall be $23.5364) would be reduced below the then-par value of the shares of Special Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Special Common Stock based upon such adjusted Conversion Rate.

          (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Special Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Special Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

     (9) Voting Rights. (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in paragraph (b) or as otherwise provided by law.

     (b) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series B Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem)(any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Corporation shall have fulfilled its Mandatory Redemption Obligation and any redemption obligation in respect of the Preferred Shares, as the case may be, then the right of the holders of the Series B Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series B Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series B Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series B Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     (c) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of Series B Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series B Preferred Stock; provided that any such amendment that changes the dividend payable on, the conversion rate with respect to, or the liquidation preference of the Series B Preferred Stock shall require the affirmative vote at a meeting of holders of Series B Preferred Stock called for such purpose or written consent of the holder of each share of Series B Preferred Stock.

     (d) Without the written consent of the holders of at least 66 2/3% in liquidation preference of the outstanding shares of Series B Preferred Stock or the vote of holders of at least 66 2/3% in liquidation preference of the outstanding shares of Series B Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional Series B Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that paragraph 9(d) shall not limit the right of the Corporation to issue preferred stock ranking pari passu with the Series B Preferred Stock in connection with any merger in which the Corporation is the surviving entity.

     (e) In exercising the voting rights set forth in this paragraph 9, each share of Series B Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Preferred Stock and such other series shall have with respect to such matters one vote per $50.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     (10) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Statement of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of Series B Preferred Stock pursuant to paragraph
(6) hereof, the holders of shares of Series B Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of Series B Preferred Stock shall continue.

     IN WITNESS WHEREOF, Comcast Corporation has caused this Statement of Designations to be signed and attested by the undersigned this 30th day of June, 1997.



                                     COMCAST CORPORATION



                                     By:   /s/ Stanley Wang
                                           Name: Stanley Wang
                                           Title: Senior Vice President



ATTEST:


/s/ Arthur R. Block
Name: Arthur R. Block
Assistant Secretary